EXHIBIT 99.1
APRIL 26, 2018
NEWS FOR IMMEDIATE RELEASE
CONTACT: ERIC J. DOSCH, CFO
985.375.0308

First Guaranty Bancshares, Inc. Announces First Quarter 2018 Results

Hammond, Louisiana, April 26, 2018 – First Guaranty Bancshares, Inc. ("First Guaranty") (NASDAQ: FGBI), the holding company for First Guaranty Bank, announced its unaudited financial results for the quarter and year ending March 31, 2018.

First Guaranty Bancshares, Inc. got off to a strong start in the first quarter of 2018 with income of $3,601,000 for the quarter compared to $3,251,000 for the first quarter of 2017.
On March 14, 2018, First Guaranty celebrated its 84th birthday! The history started in 1934 in Amite, Louisiana.
This strong first quarter concluded with a payment by First Guaranty Bancshares, Inc. of its 99th consecutive quarterly dividend.
The impetus for this strong beginning of 2018 was continuing strong loan demand and loan interest income for the quarter totaling $14,864,000 as compared to $12,220,000 in loan interest income for the first quarter of 2018. This represents a whopping increase of 22% year over year.
Continuing our drive toward a fortress balance sheet, shareholders equity as of March 31, 2018 totaled $140,003,000 compared to $126,905,000 as of March 31, 2017. This represents a strong 10.3% increase in equity year over year. Total loans as of March 31, 2018 were $1,137,171,000 compared to $994,439,000 as of March 31, 2017, an increase of $142,732,000 or 14.4% in loans. Our newly acquired branches in the Dallas-Fort Worth and Waco, Texas areas continued to be strong contributors to our loan production effort.
While loans, income, and equity continued to grow and be strong, asset quality also continued to improve as non-performing assets dropped from $14,670,000 as of December 31, 2017 to $12,228,000 as of March 31, 2018.
First Guaranty Bancshares, Inc. is off to a great start in 2018. In the second quarter, we intend to continue our drive forward toward our 100th consecutive quarterly dividend scheduled for June 30, 2018.

Thank you for your continued support.
Sincerely,
Alton B. Lewis
President and CEO
First Guaranty, Bancshares, Inc.

About First Guaranty
First Guaranty, a Louisiana-based company, has approximately $1.7 billion in assets as of March 31, 2018 and provides personalized commercial banking services through 27 banking facilities located across Louisiana and Texas. For more information, visit www.fgb.net.
Certain statements contained herein are "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, as described in our SEC filings, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which First Guaranty operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.
First Guaranty wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. First Guaranty wishes to advise readers that the factors listed above could affect First Guaranty's financial performance and could cause First Guaranty's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. First Guaranty does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share data)	March 31, 2018	December 31, 2017
Assets
Cash and cash equivalents:
Cash and due from banks	$31,274	$37,205
Federal funds sold	990	823
Cash and cash equivalents	32,264	38,028

Investment securities:
Available for sale, at fair value	384,971	381,535
Held to maturity, at cost (estimated fair value of $113,348 and $118,557 respectively)	117,111	120,121
Investment securities	502,082	501,656

Federal Home Loan Bank stock, at cost	2,359	2,351
Loans held for sale	1,837	1,308

Loans, net of unearned income	1,137,171	1,149,014
Less: allowance for loan losses	9,788	9,225
Net loans	1,127,383	1,139,789

Premises and equipment, net	38,082	38,020
Goodwill	3,472	3,472
Intangible assets, net	4,221	4,424
Other real estate, net	1,271	1,281
Accrued interest receivable	8,098	7,982
Other assets	10,707	12,119
Total Assets	$1,731,776	$1,750,430

Liabilities and Shareholders' Equity
Deposits:
Noninterest-bearing demand	$250,110	$251,617
Interest-bearing demand	586,888	611,677
Savings	112,965	104,661
Time	600,267	581,331
Total deposits	1,550,230	1,549,286

Short-term borrowings	-	15,500
Accrued interest payable	2,849	2,488
Senior long-term debt	22,040	22,774
Junior subordinated debentures	14,673	14,664
Other liabilities	1,981	1,735
Total Liabilities	1,591,773	1,606,447

Shareholders' Equity
Common stock:
$1 par value - authorized 100,600,000 shares; issued 8,807,175 shares	8,807	8,807
Surplus	92,268	92,268
Retained earnings	46,656	44,464
Accumulated other comprehensive income (loss)	(7,728)	(1,556)
Total Shareholders' Equity	140,003	143,983
Total Liabilities and Shareholders' Equity	$1,731,776	$1,750,430

See Notes to Consolidated Financial Statements

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	Three Months Ended March 31,
(in thousands, except share data)	2018	2017
Interest Income:
Loans (including fees)	$14,864	$12,220
Deposits with other banks	85	19
Securities (including FHLB stock)	3,353	3,403
Federal funds sold	1	-
Total Interest Income	18,303	15,622

Interest Expense:
Demand deposits	1,976	1,082
Savings deposits	82	36
Time deposits	2,085	1,444
Borrowings	405	366
Total Interest Expense	4,548	2,928

Net Interest Income	13,755	12,694
Less: Provision for loan losses	605	711
Net Interest Income after Provision for Loan Losses	13,150	11,983

Noninterest Income:
Service charges, commissions and fees	717	562
ATM and debit card fees	501	474
Net gains on securities	10	530
Net gains on sale of loans	2	5
Other	348	385
Total Noninterest Income	1,578	1,956

Noninterest Expense:
Salaries and employee benefits	5,582	4,826
Occupancy and equipment expense	1,341	1,031
Other	3,284	3,137
Total Noninterest Expense	10,207	8,994

Income Before Income Taxes	4,521	4,945
Less: Provision for income taxes	920	1,694
Net Income	$3,601	$3,251

Per Common Share:[1]
Earnings	$0.41	$0.39
Cash dividends paid	$0.16	$0.15

Weighted Average Common Shares Outstanding	8,807,175	8,369,424

See Notes to Consolidated Financial Statements
[1] All share amounts have been restated to reflect the ten percent stock dividend paid December 14, 2017 to shareholders of record as of December 8, 2017.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

	Three Months Ended March 31, 2018			Three Months Ended March 31, 2017
(in thousands except for %)	Average Balance	Interest	Yield/Rate (5)	Average Balance	Interest	Yield/Rate (5)
Assets
Interest-earning assets:
Interest-earning deposits with banks	$32,143	$85	1.07%	$18,643	$19	0.41%
Securities (including FHLB stock)	507,485	3,353	2.68%	542,860	3,403	2.54%
Federal funds sold	1,034	1	0.21%	244	-	-%
Loans held for sale	1,725	23	5.41%	-	-	-%
Loans, net of unearned income	1,139,036	14,841	5.28%	976,855	12,200	5.06%
Total interest-earning assets	1,681,423	$18,303	4.41%	1,538,602	$15,622	4.12%

Noninterest-earning assets:
Cash and due from banks	10,271			7,757
Premises and equipment, net	38,189			24,475
Other assets	14,398			4,885
Total Assets	$1,744,281			$1,575,719

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Demand deposits	$607,344	$1,976	1.32%	$534,509	$1,082	0.82%
Savings deposits	110,240	82	0.30%	97,767	36	0.15%
Time deposits	592,057	2,085	1.43%	539,965	1,444	1.08%
Borrowings	38,407	405	4.27%	41,256	366	3.60%
Total interest-bearing liabilities	1,348,048	$4,548	1.37%	1,213,497	$2,928	0.98%

Noninterest-bearing liabilities:
Demand deposits	249,678			231,588
Other	4,567			4,478
Total Liabilities	1,602,293			1,449,563

Shareholders' equity	141,988			126,156
Total Liabilities and Shareholders' Equity	$1,744,281			$1,575,719
Net interest income		$13,755			$12,694

Net interest rate spread (1)			3.04%			3.14%
Net interest-earning assets (2)	$333,375			$325,105
Net interest margin (3), (4)			3.32%			3.35%

Average interest-earning assets to interest-bearing liabilities			124.73%			126.79%

(1)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by average total interest-earning assets.
(4)	The tax adjusted net interest margin was 3.34% and 3.37% for the above periods ended March 31, 2018 and 2017 respectively. A 21% and 35% tax rate was used to calculate the effect on securities income from tax exempt securities for the above periods ended March 31, 2018 and 2017 respectively.
(5)	Annualized.

The following table summarizes the components of First Guaranty's loan portfolio as of March 31, 2018, December 31, 2017, September 30, 2017 and June 30, 2017:

	March 31, 2018		December 31, 2017		September 30, 2017		June 30, 2017
(in thousands except for %)	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category
Real Estate:
Construction & land development	$95,524	8.4%	$112,603	9.8%	$108,610	9.8%	$83,158	7.4%
Farmland	24,668	2.2%	25,691	2.2%	29,345	2.6%	23,710	2.1%
1- 4 Family	158,937	13.9%	158,733	13.8%	158,564	14.3%	160,928	14.4%
Multifamily	43,406	3.8%	16,840	1.4%	17,089	1.5%	15,195	1.4%
Non-farm non-residential	529,478	46.5%	530,293	46.1%	508,210	45.6%	509,776	45.6%
Total Real Estate	852,013	74.8%	844,160	73.3%	821,818	73.8%	792,767	70.9%
Non-Real Estate:
Agricultural	18,957	1.7%	21,514	1.9%	29,109	2.6%	28,673	2.6%
Commercial and industrial	213,613	18.7%	230,638	20.0%	209,386	18.8%	222,021	19.9%
Consumer and other	55,007	4.8%	55,185	4.8%	53,606	4.8%	73,431	6.6%
Total Non-Real Estate	287,577	25.2%	307,337	26.7%	292,101	26.2%	324,125	29.1%
Total loans before unearned income	1,139,590	100.0%	1,151,497	100.0%	1,113,919	100.0%	1,116,892	100.0%
Unearned income	(2,419)		(2,483)		(2,128)		(2,108)
Total loans net of unearned income	$1,137,171		$1,149,014		$1,111,791		$1,114,784

The table below sets forth the amounts and categories of our nonperforming assets at the dates indicated.

(in thousands)	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Nonaccrual loans:
Real Estate:
Construction and land development	$360	$371	$376	$386
Farmland	235	65	107	94
1 - 4 family residential	1,480	1,953	2,296	2,268
Multifamily	-	-	-	4,975
Non-farm non-residential	3,885	3,758	773	1,927
Total Real Estate	5,960	6,147	3,552	9,650
Non-Real Estate:
Agricultural	1,972	1,496	617	1,372
Commercial and industrial	2,398	4,826	6,081	8,031
Consumer and other	206	81	50	39
Total Non-Real Estate	4,576	6,403	6,748	9,442
Total nonaccrual loans	10,536	12,550	10,300	19,092

Loans 90 days and greater delinquent & accruing:
Real Estate:
Construction and land development	-	-	-	-
Farmland	-	-	-	-
1 - 4 family residential	-	-	47	58
Multifamily	-	-	-	-
Non-farm non-residential	316	-	-	-
Total Real Estate	316	-	47	58
Non-Real Estate:
Agricultural	75	41	362	-
Commercial and industrial	30	798	-	-
Consumer and other	-	-	-	1,018
Total Non-Real Estate	105	839	362	1,018
Total loans 90 days and greater delinquent & accruing	421	839	409	1,076

Total non-performing loans	10,957	13,389	10,709	20,168

Real Estate Owned:
Real Estate Loans:
Construction and land development	250	304	319	319
Farmland	-	-	-	-
1 - 4 family residential	164	23	23	146
Multifamily	-	-	-	-
Non-farm non-residential	857	954	954	269
Total Real Estate	1,271	1,281	1,296	734
Non-Real Estate Loans:
Agricultural	-	-	-	-
Commercial and industrial	-	-	-	-
Consumer and other	-	-	-	-
Total Non-Real Estate	-	-	-	-
Total Real Estate Owned	1,271	1,281	1,296	734

Total non-performing assets	$12,228	$14,670	$12,005	$20,902

Non-performing assets to total loans	1.08%	1.28%	1.08%	1.87%
Non-performing assets to total assets	0.71%	0.84%	0.71%	1.21%
Non-performing loans to total loans	0.96%	1.17%	0.96%	1.81%

Non-GAAP Financial Measures

Our accounting and reporting policies conform to accounting principles generally accepted in the United States, or GAAP, and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional metrics. Tangible book value per share and the ratio of tangible equity to tangible assets are not financial measures recognized under GAAP and, therefore, are considered non-GAAP financial measures.

Our management, banking regulators, many financial analysts and other investors use these non-GAAP financial measures to compare the capital adequacy of banking organizations with significant amounts of preferred equity and/or goodwill or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions. Tangible equity, tangible assets, tangible book value per share or related measures should not be considered in isolation or as a substitute for total shareholders' equity, total assets, book value per share or any other measure calculated in accordance with GAAP. Moreover, the manner in which we calculate tangible equity, tangible assets, tangible book value per share and any other related measures may differ from that of other companies reporting measures with similar names.

The following table reconciles, as of the dates set forth below, shareholders' equity (on a GAAP basis) to tangible equity and total assets (on a GAAP basis) to tangible assets and calculates our tangible book value per share.

	At March 31,	At December 31,
(in thousands except for share data and %)	2018	2017	2016	2015	2014
Tangible Common Equity
Total shareholders' equity	$140,003	$143,983	$124,349	$118,224	$139,583
Adjustments:
Preferred	-	-	-	-	39,435
Goodwill	3,472	3,472	1,999	1,999	1,999
Acquisition intangibles	3,113	3,249	978	1,298	1,618
Tangible common equity	$133,418	$137,262	$121,372	$114,927	$96,531
Common shares outstanding[1]	8,807,175	8,807,175	8,369,424	8,369,424	7,611,397
Book value per common share[1]	$15.90	$16.35	$14.86	$14.13	$13.16
Tangible book value per common share[1]	$15.15	$15.59	$14.50	$13.73	$12.68
Tangible Assets
Total Assets	$1,731,776	$1,750,430	$1,500,946	$1,459,753	$1,518,876
Adjustments:
Goodwill	3,472	3,472	1,999	1,999	1,999
Acquisition intangibles	3,113	3,249	978	1,298	1,618
Tangible Assets	$1,725,191	$1,743,709	$1,497,969	$1,456,456	$1,515,259
Tangible common equity to tangible assets	7.73%	7.87%	8.10%	7.89%	6.37%
[1] All share amounts have been restated to reflect the ten percent stock dividend paid December 14, 2017 to shareholders of record as of December 8, 2017.